As filed with the Securities and Exchange Commission on October 25, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EPL Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	72-1409562
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 1600

Houston, Texas 77002

(Address, including zip code, of principal executive offices)

Energy Partners, Ltd. 2009 Long Term Incentive Plan

(Full title of the plan)

David P. Cedro

Senior Vice President, Chief Accounting Officer, Treasurer and Secretary

919 Milam Street, Suite 1600

Houston, Texas 77002

(713) 228-0711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

J. Mark Metts

Sidley Austin LLP

1000 Louisiana Street, Suite 6000

Houston, Texas 77002

(713) 495-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.001 per share	1,100,000	$40.64	$44,704,000.00	$5,757.88

(1)	This Registration Statement on Form S-8 (the “Registration Statement”) registers the issuance of 1,100,000 shares of common stock, par value $0.001 per share (“Common Stock”), of EPL Oil & Gas Inc. issuable pursuant to the Energy Partners, Ltd. 2009 Long Term Incentive Plan, as amended from time to time (the “Plan”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also registers additional shares of Common Stock issuable under the Plan that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The offering price and registration fee are based on a price per share of $40.64, which is the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on October 22, 2013.

PART I

This Registration Statement on Form S-8 is being filed by EPL Oil & Gas, Inc., a Delaware corporation (the “Company” or “Registrant”), for the purpose of registering an additional 1,100,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) under the Energy Partners, Ltd. 2009 Long Term Incentive Plan, as amended from time to time (the “Plan”). Pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of its Registration Statement on Form S-8 filed on September 29, 2009 (File No. 333-162185), as amended by Post-Effective Amendment No. 1 to such Registration Statement filed on October 25, 2013, and its Registration Statement on Form S-8 filed on July 14, 2011 (File No. 333-175569), each relating to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed with the Securities and Exchange Commission (the “SEC”) by the Company (File No. 001-16179) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and are hereby incorporated by reference into this Registration Statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 7, 2013 and amended by Amendment No. 1 filed with the SEC on October 25, 2013;

•	The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 2, 2013 and for the quarter ended June 30, 2013 filed with the SEC on August 1, 2013;

•	The Company’s Current Reports on Form 8-K filed with the SEC on March 11, 2013, March 18, 2013, March 27, 2013 (8-K/A), April 3, 2013, May 3, 2013, May 6, 2013, June 21, 2013 and June 21, 2013; and

•	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A/A (Amendment No. 1) filed with the SEC on September 21, 2009.

All documents filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1	Third Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-16179) filed on October 18, 2012)

4.2	Amended and Restated Certificate of Incorporation of the Company (composite copy) (incorporated herein by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K (File No. 001-16179) filed on March 7, 2013)

4.3	Energy Partners, Ltd. 2009 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-8 (File No. 333-162185) filed on September 29, 2009)

4.4	First Amendment to the Energy Partners, Ltd. 2009 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.23 of the Company’s Annual Report on Form 10-K (File No. 001-16179) filed on March 8, 2012)

4.5	Second Amendment to the Energy Partners, Ltd. 2009 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K (File No. 001-16179) filed on May 3, 2013)

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of W.D. Von Gonten & Co.

23.5*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 25th day of October, 2013.

EPL OIL & GAS, INC.

By:	/s/ Gary C. Hanna
Gary C. Hanna
Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary C. Hanna	Chief Executive Officer, President, Director and Chairman of the Board (Principal Executive Officer)	October 25, 2013
Gary C. Hanna

/s/ Tiffany J. Thom	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 25, 2013
Tiffany J. Thom

/s/ David P. Cedro	Senior Vice President, Chief Accounting Officer, Treasurer and Secretary (Principal Accounting Officer)	October 25, 2013
David P. Cedro

*	Director	October 25, 2013
Charles O. Buckner

*	Director	October 25, 2013
Scott A. Griffiths

*	Director	October 25, 2013
Steven J. Pully

*	Director	October 25, 2013
William F. Wallace

* By:	/s/ David P. Cedro
David P. Cedro
(Attorney-in-Fact**)

** By authority of Powers of Attorney filed with this Registration Statement

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

4.1	Third Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-16179) filed on October 18, 2012)

4.2	Amended and Restated Certificate of Incorporation of the Company (composite copy) (incorporated herein by reference to Exhibit 3.4 of the Company’s Annual Report on Form 10-K (File No. 001-16179) filed on March 7, 2013)

4.3	Energy Partners, Ltd. 2009 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-8 (File No. 333-162185) filed on September 29, 2009)

4.4	First Amendment to the Energy Partners, Ltd. 2009 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.23 of the Company’s Annual Report on Form 10-K (File No. 001-16179) filed on March 8, 2012)

4.5	Second Amendment to the Energy Partners, Ltd. 2009 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K (File No. 001-16179) filed on May 3, 2013)

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of W.D. Von Gonten & Co.

23.5*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney

*	Filed herewith

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